Exhibit 99
OM GROUP REPORTS REVENUE AND INCOME GROWTH IN 2011 FIRST QUARTER
- Demand growth across all three business segments drives net sales up 9 percent -
- Income from continuing operations per diluted share increases 36.5 percent to $1.01 -
CLEVELAND — May 5, 2011 — OM Group, Inc. (NYSE: OMG) today announced financial results for the first quarter ended March 31, 2011.
Net sales in the first quarter were $331.3 million, 9 percent higher than the same period in 2010. The increase was driven by sustained growth across all three of the company’s operating segments, including a full quarter of sales and strong demand within the Battery Technologies segment, higher cobalt volume in the Advanced Materials segment, and volume growth for semiconductor and printed circuit board end markets in the Specialty Chemicals segment. Net income was $30.7 million in the first quarter of 2011, or $1.00 per diluted share, compared with $22.6 million, or $0.74 per diluted share, during the year-ago period. Income from continuing operations in the first quarter of 2011 was $1.01 per diluted share, compared with $0.74 per diluted share last year.
“We are pleased to report that we are picking up in 2011 where we left off in 2010, as demand remains strong across most of our global end markets,” said Joseph Scaminace, chairman and chief executive officer. “Equally important is the fact that we continue to translate our strong top-line results into profitable bottom-line growth and positive cash flow from operations. This financial strength gives us the flexibility to continue to fund our growth for both the near and longer term.”
Gross profit grew 14 percent as higher volumes and lower manufacturing expense offset unfavorable pricing and mix, resulting in an improvement in gross margin to 24.8 percent of sales from 23.7 percent last year. SG&A increased 11 percent due to an increase in sales activity, higher employee compensation and benefit costs, and increased professional services fees, partially offset by an environmental-related insurance recovery. Operating profit rose to $37.8 million (11.4 percent of sales) from $31.9 million (10.5 percent of sales) last year.
Income tax expense in the first quarter of 2011 was $5.7 million, resulting in an effective tax rate of 15.5 percent. This is lower than the effective tax rate of 2010, excluding discrete items, due to the mix of earnings, a reduction in U.S. losses, an improved ability to record tax benefits related to those losses and the impact of foreign currency exchange rate movements. The first quarter of 2010 income tax includes discrete tax benefits totaling $4.0 million (company portion is $2.8 million).
BUSINESS SEGMENT RESULTS (all comparisons with the first quarter of 2010)
Advanced Materials
•	Net sales were $180.1 million, up 6 percent
•	Product sales volumes rose 2 percent as growth in powder metallurgy, ceramics and chemical offset a decrease in battery materials; other volume increased 27 percent due to higher copper contained in the mix of raw material feed
•	Operating profit was $32.1 million (17.8 percent of sales), up 10 percent on higher cobalt volume, increased contribution from by-product sales, and lower manufacturing and distribution expense

Specialty Chemicals
•	Net sales were $120.6 million, up 5 percent
•	Demand was higher in the semiconductor and printed circuit board end markets, while volumes fell in Advanced Organics due to the closure of the Manchester, England facility
•	Operating profit was $13.7 million (11.4 percent of sales), down $1.6 million due primarily to unfavorable price / mix and higher SG&A
Battery Technologies
•	Net sales were $31.0 million, up 67 percent primarily due to full-quarter results in the 2011 period while only two months were included in the 2010 period
•	Revenue improved in all end markets on increases in demand and customer deliveries, particularly in aerospace and defense
•	Operating profit improved to $2.1 million on volume growth, favorable price / mix, and $1.5 million in purchase accounting adjustments in 2010 that did not recur in 2011
OUTLOOK
“Given our current sense of the year ahead, we maintain a positive outlook for the business and the markets we serve,” said Scaminace. “Our portable power and electronic chemicals growth platforms should continue to benefit from increasing global demand for electronics. In addition, strength in industrial production and an initial recovery in construction should benefit our powder metallurgy and coatings end markets, respectively. That said, we continue to closely monitor several issues that could meaningfully impact our results in the second quarter or the balance of the year, including the industrial recovery in Japan following the natural disasters, continued fluctuation in foreign currency exchange rates that impacts not only our revenue and operating profit, but also our tax rates, and the weakening fundamentals in the supply and demand dynamics within the global cobalt market. And of course, our second quarter results will be affected by the annual maintenance shutdown of our Kokkola, Finland manufacturing facility.”
For purposes of this release, discussions related to income from continuing operations or net income pertain to amounts attributable to OM Group, Inc. common stockholders.
PRESENTATION OF NON-GAAP FINANCIAL INFORMATION
The Company is including certain non-GAAP financial measures, including Income from continuing operations attributable to OM Group, Inc. and Earnings per common share — assuming dilution, both as adjusted for special items. “Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP measure used in this release. It is defined and reconciled to what management believes to be the most comparable U.S. GAAP measure in a schedule attached to this release. The Company believes that the non-GAAP financial measure facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s website three hours after the call.

ABOUT OM GROUP, INC.
OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, and medical devices. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com.
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For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the recent natural disasters in Japan and disruptions to the business environment in that country; the operation of our critical business facilities without interruption; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the availability of competitively priced supplies of raw materials, particularly cobalt; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the potential impact that a deterioration in global economic and financial market conditions may have on our business and operations, including future goodwill impairments; the impact on pension accounting if actual results differ from actuarial assumptions; the effect of changes in domestic or international tax laws; the effect of fluctuations in currency exchange rates on the Company’s international operations; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
(In thousands)	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$409,235	$400,597
Restricted cash on deposit	74,829	68,096
Accounts receivable, less allowances	178,112	155,465
Inventories	299,703	293,625
Refundable and prepaid income taxes	40,861	40,740
Other current assets	48,546	44,602

Total current assets	1,051,286	1,003,125

Property, plant and equipment, net	252,786	256,098
Goodwill	306,995	306,888
Intangible assets, net	150,836	153,390
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	40,463	39,292

Total assets	$1,816,281	$1,772,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$30,000	$30,000
Accounts payable	113,281	105,900
Liability related to joint venture partner injunction	74,829	68,096
Accrued income taxes	12,649	8,321
Accrued employee costs	25,876	37,932
Deferred revenue	9,634	9,417
Other current liabilities	27,155	24,658

Total current liabilities	293,424	284,324

Long-term debt	90,000	90,000
Deferred income taxes	23,964	23,499
Uncertain tax positions	14,952	14,796
Pension liabilities	52,598	58,107
Other non-current liabilities	26,354	25,364

Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,274,762	1,236,784
Noncontrolling interests	40,227	39,834

Total equity	1,314,989	1,276,618

Total liabilities and equity	$1,816,281	$1,772,708

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Income

	Three Months Ended
	March 31,
(In thousands, except per share data)	2011	2010
Net sales	$331,345	$303,197
Cost of products sold (excluding restructuring charges)	249,011	230,861
Restructuring charges	296	514

Gross profit	82,038	71,822
Selling, general and administrative expenses	44,207	39,843
Restructuring charges	71	86

Operating profit	37,760	31,893
Other income (expense):
Interest expense	(1,422)	(669)
Interest income	220	167
Foreign exchange gain (loss)	475	(3,176)
Other, net	(5)	(9)

	(732)	(3,687)

Income from continuing operations before income tax expense	37,028	28,206
Income tax expense	(5,746)	(4,349)

Income from continuing operations, net of tax	31,282	23,857
Income (loss) from discontinued operations, net of tax	(240)	137

Consolidated net income	31,042	23,994
Net (income) loss attributable to the noncontrolling interests	(390)	(1,394)

Net income attributable to OM Group, Inc.	$30,652	$22,600

Earnings per common share — basic:
Income from continuing operations attributable to OM Group, Inc. common stockholders	$1.01	$0.74
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	0.01

Net income (loss) attributable to OM Group, Inc. common stockholders	$1.00	$0.75

Earnings per common share — assuming dilution:
Income from continuing operations attributable to OM Group, Inc. common stockholders	$1.01	$0.74
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	—

Net income attributable to OM Group, Inc. common stockholders	$1.00	$0.74

Weighted average shares outstanding — basic	30,526	30,303
Weighted average shares outstanding — assuming dilution	30,695	30,451

Amounts attributable to OM Group, Inc. common stockholders:
Income from continuing operations, net of tax	$30,892	$22,463
Income (loss) from discontinued operations, net of tax	(240)	137

Net income	$30,652	$22,600

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended March 31,
(In thousands)	2011	2010
OPERATING ACTIVITIES
Consolidated net income	$31,042	$23,994
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
(Income) loss from discontinued operations	240	(137)
Depreciation and amortization	13,309	13,173
Share-based compensation expense	2,080	1,674
Foreign exchange (gain) loss	(475)	3,176
Restructuring charges	367	600
Other non-cash items	(444)	1,235
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	(21,468)	(25,805)
Inventories	(5,391)	35,237
Accounts payable	7,276	1,753
Other, net	(12,887)	(4,682)

Net cash provided by operating activities	13,649	50,218

INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(3,328)	(4,581)
Acquisitions	(4,107)	(171,979)
Other, net	—	(104)

Net cash used for investing activities	(7,435)	(176,664)

FINANCING ACTIVITIES
Payments of revolving line of credit	—	(105,000)
Proceeds from the revolving line of credit	—	245,000
Debt issuance costs	—	(2,483)
Proceeds from exercise of stock options	16	3,792
Payment related to surrendered shares	(193)	(1,209)
Other, net	—	92

Net cash provided by (used for) financing activities	(177)	140,192

Effect of exchange rate changes on cash	2,601	(3,394)

CASH AND CASH EQUIVALENTS
Increase in cash and cash equivalents from continuing operations	8,638	10,352
Discontinued operations — net cash provided by operating activities	—	2
Balance at the beginning of the period	400,597	355,383

Balance at the end of the period	$409,235	$365,737

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended March 31,
(In thousands)	2011	2010
Net Sales
Advanced Materials	$180,080	$169,964
Specialty Chemicals	120,583	115,030
Battery Technologies (a)	30,976	18,589
Intersegment items	(294)	(386)

	$331,345	$303,197

Operating profit (loss)
Advanced Materials	$32,117	$29,258
Specialty Chemicals	13,734	15,341
Battery Technologies (a)	2,122	(1,505)
Corporate	(10,213)	(11,201)

	$37,760	$31,893

(a)	Includes activity since the acquisition of EaglePicher Technologies on January 29, 2010.

	Three Months Ended March 31,
	2011	2010
Volumes
Advanced Materials
Product sales volume — metric tons*	3,932	3,854
Other sales volume (cobalt metal resale and by-product sales) — metric tons	3,984	3,127
Cobalt refining volume — metric tons	2,709	2,294
*excludes cobalt metal resale and by-product sales.

Specialty Chemicals
Advanced Organics sales volume — metric tons	5,327	5,610
Electronic Chemicals sales volume — gallons (thousands)	2,838	2,702
Ultra Pure Chemicals sales volume — gallons (thousands)	1,640	1,284
Photomasks — number of masks	7,860	6,854

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three Months Ended		Three Months Ended
	March 31, 2011		March 31, 2010
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income attributable to OM Group, Inc. — as reported	$30,652	$1.00	$22,600	$0.74

Less:
Income (loss) from discontinued operations, net of tax	(240)	(0.01)	137	—

Income from continuing operations attributable to OM Group, Inc. — as reported	$30,892	$1.01	$22,463	$0.74

Special items — income (expense):
Restructuring charges, net of tax	(367)	(0.01)	(428)	(0.01)
Discrete tax items — OMG portion	—	—	2,822	0.09
EaglePicher Technologies — inventory (COGS) and deferred revenue (sales) valuation, net of tax	—	—	(1,011)	(0.03)

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$31,259	$1.02	$21,080	$0.69

Weighted average shares outstanding — diluted		30,695		30,451
Non-GAAP Financial Measures:
The Company is including certain non-GAAP financial measures, including Income from continuing operations attributable to OM Group, Inc. and Earnings per common share — assuming dilution, both as adjusted for special items. “Income from continuing operations attributable to OM Group, Inc. - as adjusted for special items” is a non-GAAP financial measure that the Company’s management uses as an important metric in evaluating the performance of the Company’s business. The table above presents a reconciliation of the Company’s GAAP results, as reported (both net income attributable to OM Group, Inc. and income from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the table above facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2011 and of the comparability of the 2011 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.